UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2012

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 30, 2012, QAD Ortega Hill, LLC, a wholly owned limited liability company of QAD Inc., entered into a variable rate credit agreement (the “Agreement”) with Rabobank, N.A., to refinance an existing mortgage.  The agreement provides for an initial principal amount of $16.1 million and bears interest at LIBOR plus 2.25%. The credit agreement matures in June 2022 and is secured by QAD’s headquarters located in Santa Barbara, California.  Under the terms of the Agreement, QAD entered into an interest rate swap with Rabobank, N.A. The swap agreement has an initial notional amount of $16.1 million and fixes the overall interest rate at 4.31%. The terms of the agreement provide for QAD to make net monthly payments of $88,100 consisting of principal and interest and one final payment of $11.7 million.

Item 1.02. Termination of a Material Definitive Agreement.

The Agreement replaces QAD’s existing loan agreement with Rabobank, N.A.. The information provided in Item 1.01 above is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above, QAD entered into the Agreement with Rabobank, N.A. effective May 30, 2012. The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d)	Exhibits.

10.1	Credit Agreement between the Registrant and Rabobank, N.A. effective as of May 30, 2012

10.2	Real Estate Term Loan Note between the Registrant and Rabobank, N.A. effective as of May 30, 2012

10.3	Deed of Trust between the Registrant and Rabobank, N.A. effective as of May 30, 2012

10.4	ISDA 2002 Master Agreement between the Registrant and Rabobank, N.A. effective as of May 30, 2012

10.5	ISDA Schedule to the 2002 Master Agreement between the Registrant and Rabobank, N.A. effective as of May 30, 2012

10.6	Confirmation of a Swap Transaction between between the Registrant and Rabobank, N.A. effective as of June 4, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: June 5, 2012	By	By /s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)